SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          September 29, 2004

Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14787	38-3430473
(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098
(Address of Principal Executive Offices)	(Zip Code)

(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURE

ITEM 8.01 OTHER EVENTS

In late July 2004, Delphi Corporation (the “Company”) received a subpoena from the Securities Exchange Commission (the “Commission”) requesting information regarding the Company's agreements with Electronic Data Systems Corporation (“EDS”), a long time supplier of information technology services to the Company. In August 2004, the Company received a copy of the formal order of investigation from the Commission indicating that the staff of the Commission (the “Staff”) had commenced a non-public, fact-finding inquiry regarding transactions between Delphi and EDS, including the accounting treatment of payments made and credits given by EDS to Delphi during 2000 and 2001, and certain payments made by Delphi to EDS for system implementation services in 2002 and in early 2003. The Staff has subsequently advised that they are also reviewing the accounting treatment of payments received by Delphi from other suppliers of information technology services. The payments and credits the SEC has identified involve $46 million Delphi received from EDS in 2000-2001, and $3.5 million Delphi received from another information technology service provider in 2001. The amount Delphi paid to EDS in 2002 and in early 2003 for system implementation services was $40.5 million. The Company is reviewing the accounting for these and other transactions, including contracts for information technology services and products from the same and other periods. There can be no assurance that the Staff will not expand the scope of their review. The Company is fully cooperating with the Staff's requests for information. Until the Staff's investigation and our review are complete, we are not able to predict the potential effect they will have on Delphi.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2004	DELPHI CORPORATION (Registrant)
	By:	/s/ JOHN D. SHEEHAN
(John D. Sheehan, Chief Accounting Officer and Controller)